Exhibit 3.2


                      AMENDED BY-Laws (as of July 29, 1999)
                      -------------------------------------

                                       of

                 CCBT FINANCIAL COMPANIES, INC. (the "Company")



                                    ARTICLE I
                                Principal Office

         The  Company  shall  have  its  principal   office  in  the  County  of
Barnstable, Massachusetts, and may have branch offices at such place or places as are permitted by law and authorized by the Board of Directors.

                                   ARTICLE II
                            Meetings of Stockholders

         Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the fourth Thursday of April of each year at such time and place in the County of Barnstable, Massachusetts, as shall be determined by the Board of Directors and specified in the notice of the meeting, for the election of a Clerk and a Board of Directors and the transaction of such other business as may properly come before the meeting.

         If, for any cause, the annual meeting shall not be called and held as hereinabove prescribed, a special meeting shall be called in the manner hereinbelow provided in lieu of the annual meeting and for the purposes thereof and for such additional purposes as shall be specified in the notice of said special meeting.

         Section 2. Special Meetings. Special meetings of stockholders may be called by the Board of Directors. Special meetings shall be called by the Clerk or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 51% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of the
Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 51% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to
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vote at such  meeting  shall be  determined  by the  Board of  Directors  or the
President.  At a special  meeting of  stockholders,  only such business shall be conducted,  and only such  proposals  shall be acted  upon,  as shall  have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting. In order for a proposal by a stockholder to
be  properly  brought  before  a  special  meeting  of  the  stockholders,   the
application to the Clerk for the call of such meeting must contain the information required by the second paragraph of Section 3(A) of this Article II with respect to proposals by stockholders to be considered at an Annual Meeting.


          Section 3.  Notice of Stockholder Business and Nominations.

                  A.  Annual Meetings of Stockholders.
                      --------------------------------

                           (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law.

                           (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
         (c) of paragraph 1 of this Section 3.A, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Clerk at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the
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         reasons for  conducting  such  business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence of paragraph 2 of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Clerk at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph 2 of this By-law shall be delivered to the Clerk at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  C. General.

                           (1) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of
         stockholders   as  shall  have  been  brought  before  the  meeting  in
         accordance with the procedures set forth in this By-law. If the Board of Directors or a designated committee thereof determines that any stockholder
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         proposal or nomination  was not made in a timely  fashion in accordance with the provisions of this By-law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal or nomination in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal or nomination was made in accordance with the terms of this By-law. If the presiding officer determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was made in accordance with the requirements of this By-law, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

                           (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (including, without limitation, a Form 8- K) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

         Section 4. Notice. The Clerk shall give notice of every meeting of the stockholders by mailing, postage prepaid, a written notice thereof at least seven days before the time fixed for the meeting to each stockholder of record entitled to vote thereat addressed to him at his address as appearing upon the books of the Company. The notice of each meeting shall set forth the time, place, and purposes thereof.

         In the event of the absence, incapacity or refusal of the Clerk to call or give notice of any annual meeting or any special meeting, such meeting may be called by the President or by any other person designated for the purpose by the Board of Directors, in the manner hereinabove prescribed.

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         Section 5. Method of Voting. Each holder of record of stock outstanding and entitled to vote at a meeting, if present in person or represented by valid proxy thereat, shall have one vote at such meeting for each share of stock outstanding and entitled to vote thereat held of record by such holder. A proxy may be appointed by an instrument in writing signed by the stockholder or his duly authorized attorney or legal representative but no proxy instrument which is dated more than six months before the meeting named therein shall be accepted and no such proxy instrument shall be valid after the final adjournment of such meeting. All proxy instruments shall be filed with and verified by the Clerk of the meeting before being voted.

         Election of Directors and Clerk shall be by ballot, and upon request of any stockholder at any meeting, the vote upon any question properly brought before the meeting shall be by ballot.

         Section 6. Quorum. At any stockholders' meeting a majority in interest of the shares of stock of the Company outstanding and entitled to vote, represented at the meeting by stockholders of record in person or by proxy, shall constitute a quorum for the transaction of business at any meeting. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall decide any question brought up at such meeting, except where a larger vote is required by express provision of law or by these By-laws or the Articles of Organization.

         Section 7. Adjournments. By vote of the holders of record of a majority of the stock outstanding and entitled to vote at a meeting and present in person or by proxy thereat, whether or not a quorum is present, such meeting may be adjourned finally or to reconvene to the same place or at such other place in Barnstable County and at such other time as shall be specified in such vote. No notice of any such adjournment shall be required other than announcement of such adjournment at the meeting or at any adjournment thereof at which such adjournment is voted, whether the adjournment is by vote of a quorum or of less than a quorum.

         At any such reconvened meeting, whether the adjournment has been by vote of a quorum or of less than a quorum, at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 8. Addresses of Stockholders. Every stockholder, if and when requested by the Clerk, shall file with the Clerk an address at or to which all notices may be served upon or mailed to such stockholder and, if no such address is furnished, notices may be addressed to such stockholder at any other address of the stockholder appearing upon the books of the Company as determined by the Secretary.

                                   ARTICLE III
                       Directors, Officers and Committees

         Section 1. Directors. The Board of Directors of the Company shall consist of not less than six nor more than sixteen Directors as fixed by resolution adopted by the Board of Directors pursuant to these By-laws.

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         At  least  three-fourths  of the  Directors  shall be  citizens  of the
Commonwealth and resident therein. Directors shall be nominated in accordance with Section 3 of Article II.

         Section 2. Officers. The officers of the Company shall be a President, a Treasurer, one or more Vice Presidents, one or more Assistant Treasurers, a Clerk, and a Secretary of the Board of Directors, and if the Board of Directors so determines, a Chairman of the Board of Directors, and such other officers as shall be elected by the Board of Directors. The Chairman of the Board, if one is elected, shall be a non-employee director.

         The Clerk shall be a resident of the Commonwealth. One person may be elected to and serve in more than one office except that the President may not be either the Treasurer or the Clerk.

         Section 3. Committees. There shall be an Executive Committee, as hereinafter provided for, and such additional committees as the Board of Directors shall from time to time appoint.

         Section 4. Oath of Office. The Directors and officers shall be sworn to the faithful performance of their duties as prescribed by law and the Directors shall take such additional oaths as shall be required by law.

                                   ARTICLE IV
                                    Elections

         Section 1. Directors. Except as hereinbelow provided, approximately one-third of the Directors shall be chosen by ballot at each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for purposes of the annual meeting. They shall serve for a term of three years and until their successors are elected and have qualified, providing, however, that a term of one or two years shall be substituted when necessary to insure that no person serve as a Director after the annual meeting following such person's 72nd birthday.

         There shall be three classes of directors. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001. Those standing for re-election shall be elected for a term of three years.

         Section 2. Officers. The President, who shall be a member of the Board of Directors, the Treasurer, the Secretary of the Board of Directors, and at least one Vice President and one Assistant Treasurer shall be elected by the Board of Directors at its organizational meeting held after each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. The Board of Directors shall also have power to elect such additional Vice Presidents, Assistant Treasurers and other officers and agents (other than the Clerk except in the event of a vacancy) and a Chairman of the Board as the Board of Directors shall from time to time determine and to confer upon any such other officers and agents

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such titles as the Board of Directors  sees fit. All officers and agents elected and appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors.

         The Clerk shall be elected by ballot at each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. He shall serve until the next annual meeting of the stockholders and until his successor is elected and has qualified.

         Section 3. Resignations and Vacancies. Any Director or officer may resign by giving written notice to the President, the Clerk or the Board of Directors, and such resignation shall take effect as specified in the notice or sooner at the pleasure of the Board of Directors.

         Vacancies in the Board of Directors or in any office shall be filled by the Board of Directors and in the event of a vacancy in the Board of Directors, such vacancy shall be filled by the remaining members of the Board then in office. The person chosen to fill any vacancy in the Board of Directors or in the office of Clerk shall hold office for the unexpired portion of the term for which his predecessor was chosen and the person chosen to fill any other office shall hold office during the pleasure of the Board of Directors.

                  Section 4. Removal of Directors.

                  (A) Removal by Directors. A Director may be removed, with or without cause, by vote of a majority of the Directors then in office.

                  (B) Removal by Stockholders. Stockholders may remove a Director only with cause and only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director.

         For purposes of this Section 4, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.



                                    ARTICLE V
                     Powers and Duties of Board of Directors

         Section 1. Regular Meetings. The Board of Directors shall hold regular meetings at least once in each fiscal quarter, and at such other times as the Board shall from time to time determine, upon such day, at such time, and at such place as the Board shall from time to time determine. No notice of any regular meeting shall be necessary.

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         Section 2. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Clerk, or other officer designated for the purpose by the Board, at the request of the Chairman of the Board, the President or a majority of the Board of Directors, and at such time and place and for such purposes as shall be stated in such request consistently with these and applicable provisions of law. An organizational meeting of the Board of Directors may be held immediately after the annual meeting of stockholders.

         Notice of the time and place of any special meeting shall be given by the Clerk or other officer calling the meeting orally or in writing at least 24 hours before the time fixed for the meeting. Except as otherwise provided below in this Section 2, notice mailed to a Director at his usual place of business or residence at least 24 hours before the time fixed for the meeting shall be sufficient. Any notice received by a Director in time to enable him to attend the meeting concerning which notice is given shall be likewise sufficient as to that meeting. Any meeting shall be legal without notice if each Director waives such notice by a writing filed with the records of the meeting either before or after the holding thereof. Except as may be otherwise prescribed by law, any business whatsoever may be transacted at a meeting of the Board although it may not have been specified in the notice of the meeting.

         Section 3. Quorum. A majority of the Directors at the time in office shall constitute a quorum for the transaction of business at any meeting. The vote of a majority of the Directors present at any meeting when a quorum is present shall be sufficient for action at such meeting.

         A majority of the Directors present at any meeting, although less than a quorum, may adjourn the meeting finally or from time to time. No notice of such adjournment other than announcement at the meeting or at an adjournment at which such adjournment is voted shall be necessary.

         Section 4. Powers. The Board of Directors shall have the general management and direction of the property, business and affairs of the Company and all its trusts and undertakings and may exercise all powers of the Company except such as are expressly reserved to the stockholders by applicable provisions of law, the Articles of Organization, or these By-laws.

         Without  limiting  the  generality  of  the  foregoing,  the  Board  of
Directors shall have full power to make or authorize all investments or reinvestments, to authorize the sale, mortgage, pledge, or transfer of any real estate or personal property belonging to the Company in any capacity, to prescribe the duties of the officers, employees and agents of the Company consistently with applicable provisions of law, the Articles of Organization, as amended, and these By-laws, to fix the compensation of all officers, employees, and agents, including their own fees for services as Directors or members of committees, and subject to approval by the Board of Directors, in such instances as the Board of Directors determines, to authorize any committee or any officer to fix the compensation of such officers, employees and agents, or classifications thereof, as the Board of Directors designates, to declare all dividends, to determine upon the form of certificate of stock, and upon transfers thereof, and upon a corporate seal, to fix the amount of the bond or bonds for officers, employees, and agents, including the amount and terms and conditions of blanket or schedule bonds, to issue from time to time any part of the previously authorized capital of the Company, subject to applicable regulatory approval, and generally to

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take or cause to be taken any action and do any and all things not  repugnant to the Articles of Organization, these By-laws and applicable provisions of law, which the Board of Directors shall deem fit and proper to take, cause to be taken, or to use and carry into effect the powers of the Company.

         Section 5. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have consented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 6. Classification of Directors. The provisions of Section 50A of Chapter 156B of the General Laws of the Commonwealth of Massachusetts ("Section 50A"), as it may be amended from time to time, shall not apply to the classification of directors of the Company within the meaning of Section 50A.


                                   ARTICLE VI
                          Powers and Duties of Officers

         Section 1. General. All officers shall perform such duties and have such powers as shall be prescribed by law, by these By-laws, the Articles of Organization, or the Board of Directors, or consistently with the foregoing provision of this Section 1, as shall be designated by the President in the case of any of said officers other than the Chairman of the Board, the Clerk, and Secretary of the Board. Without limiting the generality of the foregoing and subject, or in addition, to specific provisions of other Articles, certain officers shall have specific duties and/or powers as stated in the following sections of this Article.

         Section 2. Chairman of the Board. The Chairman of the Board, if one shall be elected by the Board of Directors, shall preside at all meetings of the Board of Directors at which he shall be present.

         Section 3. President. The President shall be the chief executive officer of the Company. He shall preside at all meetings of the stockholders and, unless there shall be a Chairman of the Board and such Chairman shall be present and preside, at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees except any Auditing Committee and he shall have the general management and direction of the Company's business in all departments and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 4. Vice President. The Board of Directors may, in its discretion, designate any one or more Vice Presidents as Executive Vice President and any one or more of the Vice Presidents as Senior Vice President, with such duties, powers and authorities, consistent with these By-laws, the Articles of Organization, and applicable provisions of law, as the Board of Directors shall from time to time determine.

         A Director or Executive Vice President chosen by the Board of Directors, shall have the duty of presiding at meetings of the stockholders when the President is absent and at meetings of the Board of Directors when neither the President nor the Chairman of the Board (if there shall be one) is present. The Director or Executive Vice President chosen by the Board of Directors shall perform the duties and have the powers and authorities of the President during his absence or disability, except any duties, powers, and authorities which by law only the President is permitted to perform or have.

         Section 5. Treasurer. The Treasurer shall have custody of the corporate seal. Subject to the general supervision of the Board of Directors and of the President, the Treasurer shall be charged with and be responsible for the keeping of adequate and accurate books of account in all departments of the Company's business and with the preparation of reports therefrom as may be required from time to time by the Board of Directors or by law.

         Section 6. Assistant Treasurers. The Assistant Treasurers in such order as the Board of Directors shall from time to time determine shall perform the duties and have the powers and authorities of the Treasurer during his absence or disability, except any duties, powers, and authorities which by law only the Treasurer is permitted to perform or have.

         Section 7. Clerk. The Clerk shall have custody of the books of record of the meetings of the stockholders. He shall give due notice of and attend all meetings of the stockholders and shall record the votes of the stockholders in books kept for the purpose. In the absence of the President and a Vice President at any meeting of stockholders, he shall call the meeting to order until a temporary Chairman is chosen. In the absence of the Clerk at any meeting of the stockholders, a temporary Clerk for such meeting shall be chosen who shall be sworn to the faithful performance of his duties.

         Section 9. Secretary of the Board. The Secretary of the Board shall attend all meetings of the Board and shall keep the records thereof under the supervision of the Board, except as the Board shall otherwise order. In the absence of the Secretary of the Board at any meeting of the Board, a temporary Secretary of the Board for such meeting shall be chosen who shall be sworn to the faithful performance of his duties.


                                   ARTICLE VII
                               Executive Committee

         Section 1. Composition and Election. The Executive Committee shall consist of the President, ex officio, and not less than 4 nor more than 6 other members, who shall be elected by and from the Board of Directors and shall hold office during the pleasure of the Board. The Board of Directors shall elect members of the Executive Committee at or after the first meeting of the Board of Directors held after each annual meeting of the stockholders or special meeting of the stockholders called in lieu of and for the purposes of the annual meeting. The Board of

Directors may elect additional members of the Executive Committee within the foregoing limits or fill vacancies in the Executive Committee at any regular or special meeting of the Board of Directors.

         The  President  shall  be,  ex  officio,   Chairman  of  the  Executive
Committee.

         Section 2. Powers. The Executive Committee shall supervise the business affairs of the Company and shall have authority, except as otherwise prescribed by the Board of Directors, when the Board of Directors is not in session, to transact such business for and on behalf of the Company as the Board of Directors might transact including the power to give such directions to the officers regarding the Company and its affairs as the Committee determines and the power to authorize any of the officers in the name and behalf of the Company to sign, affix the corporate seal to, and deliver contracts, deeds, releases, assignments or other instruments in writing.

         Section 3. Meetings. Meetings of the Executive Committee shall be held at such times and places as the Committee from time to time determines. Special meetings of the Committee may be called at any time by the President, or in his absence or disability, by any Vice President. No notice shall be necessary to the validity of such meetings.

         The Committee shall keep minutes of each of its meetings and the minutes of each meeting, not previously submitted to the Board of Directors, shall be submitted to the regular meeting of the Board of Directors next following such meeting except as otherwise ordered by the Board.

         Section 4. Quorum. A majority of the Executive Committee at the time in office shall constitute a quorum for the transaction of business and when a quorum is present at any meeting the vote of a majority of those present shall be sufficient for action at such meetings.

                                  ARTICLE VIII
                   Certificates of Stock and Transfers Thereof

         Section 1. Form - Execution. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, each stockholder shall be entitled to a certificate of the capital stock of the Company in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Company. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         Section 2. Transfer. Shares of the stock of the Company shall be transferable only on the books of the Company by assignment in writing by the holder of record thereof, or his legal representative, in person or by duly authorized attorney, upon surrender of the certificate thereof.

         The Company shall not be bound to take notice of or recognize any trust, express, implied or constructive, or any charge or equity affecting any shares of the capital stock or to ascertain or inquire whether any sale or transfer of any such shares by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity or to recognize any person as having any interest therein, except the holder of record thereof for the time being.

         Section 3. Loss, Destruction, Mutilation. In case of the loss, destruction or mutilation of a certificate of stock, a new certificate, to replace the certificate so lost, destroyed, or mutilated, may be issued by order of the Board of Directors upon reasonable evidence of such loss, destruction or mutilation and the filing by the holder of record, or his legal representative, of a bond of indemnity in such form, in such amount and with such surety or sureties as the Board of Directors may approve.

         Section 4. Record Date. The Board of Directors may fix in advance a time not more than sixty (60) days before the date of any meeting of the stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only stockholders of record on such record date shall have such right notwithstanding any transfer of stock on the books of the corporation after the record date. In lieu of fixing such date, the Board of Directors may for any of such purposes close the stock transfer books of the Company for all or any portion of said sixty (60) day period.

         Section 5. Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Company which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock. The Board of Directors may delegate some or all of its authority under this Section 5 to one or more committees of Directors.

                                   ARTICLE IX
                            Execution of Instruments

         Checks, conveyances, deeds, assignments, discharges of mortgages and other instruments, whether connected with the exercise by the Company of its powers in any fiduciary capacity, or otherwise, shall be executed in the name and behalf of the Company by such officer or officers or other individual or individuals and in such manner as shall be prescribed or authorized from time to time by the Board of Directors or the Executive Committee. Any such instrument so executed by prescription or authority of the Executive Committee shall have the same validity as if expressly authorized by vote of the Board of Directors.

                                    ARTICLE X
                                  Contributions

         The Board of Directors shall have power and authority to make contributions, in such amounts as the Board of Directors may determine to be reasonable, to corporations, trusts, funds or foundations, organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earnings of which enures to the benefit of any private shareholder or individual; provided that such contributions in any fiscal year shall not in the aggregate exceed one-half of one percent of the capital and surplus of the Company as of the end of the preceding fiscal year, unless contributions in excess of one-half of one percent of such capital and surplus shall be authorized by the stockholders at a regular or special meeting. Nothing in this Article shall be construed as directly or indirectly restricting or otherwise affecting, except as herein provided, the rights and powers of the Company with reference to payments of the nature above specified.

                                   ARTICLE XI
                                 Corporate Seal

         The corporate seal shall be in such form as the Board of Directors shall from time to time determine. Unless and until otherwise determined by the Board of Directors, the corporate seal shall be circular and shall have thereon the name of the Company and the year and state of its incorporation.


                                   ARTICLE XII
                                 Indemnification

         Section 1. Actions, Suits and Proceedings. The Company shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a Director or Executive Officer (defined as any of the Chief Executive Officer, Chief Financial Officer, President, Vice President, Treasurer or Clerk) of the Company, or is or was
serving, or has agreed to serve, at the request of the Company, in any capacity with respect to any employee benefit plan of the Company (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted to be taken in such capacity, against all expenses (including reasonable attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit, proceeding or investigation, and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article XII, except as set forth in Section 7 of this Article XII, the Company shall not indemnify an Indemnitee seeking indemnification in connection with an action, suit, proceeding or investigation (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company.

         Section 2. Employees and Agents. The Company may, at the discretion of the Board of Directors, indemnify employees and agents of the Company and directors and officers of any subsidiary of the Company as if they were included in Section 1 of this Article XII.

         Section 3. Settlements.  The right to indemnification conferred in this
Article XII shall include the right to be paid by the Company for amounts paid in settlement of any such action, suit, proceeding or investigation and any appeal therefrom, and all expenses (including reasonable attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 6 of this Article XII that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         Section 4. Notification and Defense of Claim. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee or with respect to which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4 of this Article XII. The Indemnitee shall have the right to employ his of her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Article XII. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

         Section 5. Advance of Expenses. Subject to the provisions of Section 6 of this Article XII, in the event that the Company does not assume the defense, or unless and until the Company assumes the defense, pursuant to Section 4 of this Article XII of any action, suit, proceeding or investigation of which the Company receives notice under this Article XII, any expenses (including reasonable attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Article XII. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         Section 6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 3 or 5 of this Article XII, the Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification pursuant to Section 1 of this Article XII shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless a court of competent jurisdiction finally adjudicates that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 of this Article XII. Any such indemnification pursuant to Section 3 of this Article XII or advancement of expenses pursuant to Section 5 of this Article XII shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless the Company determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Sections 1 or 3 of this Article XII, as the case may be. Such determination by the Company shall be made in each instance by (a) a majority vote of a quorum of the Directors of the Company, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for Directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, or (c) independent legal counsel (who may be regular legal counsel to the Company).

         Section 7. Remedies. The right to indemnification or advances as granted by this Article XII shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6 of this Article XII. Unless otherwise provided by law, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article XII. Neither the failure of the Company to have made a determination prior to the commencement of any such action by the Indemnitee that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 6 of this Article XII that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.

         Section 8. Subsequent Amendment. No amendment, termination or repeal of this Article XII or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         Section 9. Other Rights. The indemnification and advancement of expenses provided by this Article XII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Company, and shall continue as to an Indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors, personal representatives and administrators of the Indemnitee. Nothing contained in this Article XII shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and Directors providing indemnification rights and procedures different from those set forth in this
Article XII. In addition, the Company may, to the extent authorized from time to time by its Board of Directors pursuant to Section 2 of this Article XII or otherwise, grant indemnification rights to other employees or agents of the Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Article XII.

         Section 10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article XII to indemnification by the Company for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses (including reasonable attorneys' fees), judgments, fines or amounts paid in settlement to which such Indemnitee is entitled.

         Section 11. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company, any subsidiary, another organization or employee benefit plan against any expense, liability or loss incurred by him of her in any such capacity, or arising out of his of her status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

         Section 12. Merger or Consolidation. If the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving Company shall assume the obligations of the Company under this Article XII with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

         Section 13. Savings Clause. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

         Section 14. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article XII to expand further the indemnification permitted to Indemnitees, then the Company shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.
                                  ARTICLE XIII
                              Fair Price Provision

         The  stockholder  vote  required  to  approve   Business   Combinations
(hereinafter defined) shall be as set forth in this Article XIII.

         Section 1. Higher Vote for Business Combinations. In addition to any affirmative vote required by applicable provisions of law, the Articles of Organization or these By-laws, and except as otherwise expressly provided in
Section 3 of this Article XIII:

                  (a) Any merger or consolidation of the Company or any Subsidiary with (i) any Interested Stockholder or
                           (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                  (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value of $5,000,000 or more; or

                  (c) The issuance, exchange or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

                  (d) The adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                  (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                  (f) Any agreement, contract or other arrangement with an Interested Stockholder (or in which the Interested Stockholder has an interest other than proportionately as a stockholder) providing for any one or more of the actions specified in subsections
                           (a) to (e) of this Section 1, shall require the affirmative vote of the holders of at least eighty percent (80%) of the votes which all stockholders would be entitled to cast at any annual election of Directors or class of Directors (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by applicable provisions of law or in any agreement with any national securities exchange or otherwise.

         Section 2. Definition of "Business Combination." The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subsections (a) through (f) of Section 1.

         Section 3. When Higher Vote Is Not Required. The provisions of Section 1 of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable provisions of law, the Articles of Organization, as amended, or these By-laws, if the condition specified in either of the following subsections (a) or (b) are met:

                  (a) Approval by Disinterested Directors. The Business Combination shall have been approved by two-thirds of the Disinterested Directors.

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                  (b)      Price  and   Procedure   Requirements.   All  of  the
                           following seven conditions shall have been met:

                  (c) The transaction constituting the Business Combination shall provide that the holders of Common Stock receive, in exchange for their stock, per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) at least equal to the highest of the following:

                           A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of shares of Common Stock which were acquired (1) within the two- year period immediately prior to the initial day in which public trading of the Common Stock occurs following the first public announcement of the proposed Interested Stockholder (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           B. The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date", whichever is higher; and

                           C. If applicable, the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to subsection 3(b)(i)(B) immediately preceding, multiplied by the ratio of (1) the per share price determined pursuant to subsection 3(b)(i)(A) above to (2) the Fair Market Value per share of Common Stock on the first date in the two-year period immediately prior to the Announcement Date on which the Interested Stockholder beneficially owned any shares of Common Stock.

                  All per share prices shall be adjusted to reflect fairly any intervening stock split, stock dividend, reverse stock split, recapitalization, reorganization or similar event affecting the number of shares of Common Stock outstanding and the market price per share of outstanding shares of Common Stock.

                           (i) If the transaction constituting the Business Combination shall also provide that the holders of any class of outstanding Voting Stock, other than Common Stock, if any, are to receive consideration in exchange for their stock, the per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) shall be at least equal to the highest of the following (it being intended that the requirements of this subsection 3(b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class of Voting Stock):

                           A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such share which was acquired
                           (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                           B. If applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, regardless of whether the Business Combination to be consummated constitutes such an event;

                           C. The Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           D. If applicable, the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to subsection 3(b)(ii)(c) immediately preceding, multiplied by the ratio of (1) the per share price determined pursuant to subsection 3(b)(ii)(A) above to (2) the Fair Market Value per share of such class of Voting Stock on the first day in the two-year period immediately prior to the Announcement Date on which the Interested Stockholder beneficially owned any shares of such class of Voting Stock.

All per share prices shall be adjusted to reflect fairly any intervening stock split, stock dividend, reverse stock split, recapitalization, reorganization or similar event affecting the number of shares of such Voting Stock outstanding and the market price per share of outstanding shares of such Voting Stock.

         (ii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class of Voting Stock. If the Interested Stockholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of voting Stock beneficially owned by it.

         (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
                  Combination: (A) except as approved by two-thirds of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by two-thirds of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder and except in a transaction which after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class of Voting Securities.

         (iv) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

         (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by the Interested Stockholder to all stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (vi) Such Interested Stockholder shall not have made any major change in the Company's business or equity capital structure without the approval of two-thirds of the Disinterested Directors.

         Section  4. Certain Definitions. For the purposes of this Article XIII:

                  (a) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Company.

                  (b) The term "Interested Stockholder" shall mean any person (other than the Company or any Subsidiary and other than any profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                           (i) Is at such time the beneficial owner, directly or indirectly, of shares of the Company having more than ten percent (10%) of the voting power of the then outstanding Voting Stock (unless all such shares were received by such beneficial owner in exchange for shares of common stock of the Company (acquired by such beneficial owner on or before April 1, 1987 (the "Predecessor Shares")); or

                           (ii) At any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of shares of the Company having more than ten percent (10%) of the voting power of the then outstanding Voting Stock (unless all such shares are Predecessor Shares), or

                           (iii) Is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (c) A person shall be a "beneficial owner" of any shares of Voting Stock:

                           (i)  Which  are  beneficially   owned,   directly  or
                           indirectly, by such person or any of its Affiliates or Associates;

                           (ii) Which such person or any of its Affiliates or Associates has (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (iii) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to subsection 4(b), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Stockholder through application of subsection 4(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

                  (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1999 (the term registrant in said Rule 12b-2 meaning, in this case, the Company).

                  (f) "Beneficially owned" shall have the meaning ascribed to such term in Rule 13d3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1999.

                  (g) "Disinterested Director" means any member of the Board of Directors of the Company who is not an Interested Stockholder, who is unaffiliated with, and not a representative of, the Interested Stockholder and was a member of the Board of Directors the date of incorporation of the Company, or prior to the time that the Interested Stockholder became an

                  Interested Stockholder, and any successor of a Disinterested Director who is not an Interested Stockholder, who is unaffiliated with, and not a representative of, the Interested Stockholder and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

                  (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sale price or the highest closing bid quotation, respectively, with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System or on the National Association of Securities Dealers, Inc. Automated Quotations System, as the case may be, or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                  (i) In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in subsection 3(b) of this Article XIII shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company.

         Section 5. The Disinterested Directors shall have the power and duty to determine for purposes of this Article XIII, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIII, including, without limitation, (a) whether a person is an interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of subsection 3(b) have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have, or whether the consideration to be received from the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $5,000,000 or more. Any such determination made in good faith shall be binding and conclusive.

         Section 6. Nothing contained in this Article XIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section 7. Consideration for shares to be paid to any stockholder pursuant to this Article XIII shall be the minimum consideration payable to the stockholder and shall not limit a stockholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Company.

         Section 8. The fact that any Business Combination complies with the provisions of Section 3 of this Article XIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         Section 9. Amendments to Article. Notwithstanding any other applicable provisions of law, the Articles of Organization, or these By-laws, and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of Directors or class of Directors shall be required to amend or repeal, or to adopt any provision inconsistent with this Article XIII.


                                   ARTICLE XIV
                               Amendments - Repeal

         (A) Amendment by Directors. Except with respect to any provisions of these By- laws which by law, the Articles of Organization or these By-laws require action by the stockholders, these By-Laws may be amended or repealed by the affirmative vote of a majority of the Directors then in office. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

         (B) Amendment by Stockholders. In addition to the right of directors to amend the By-laws in this Article XIV, paragraph (A), these By-laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   ARTICLE XV
                            Control Share Acquisition

         The provisions of Chapter 110D of the General Laws of the Commonwealth of Massachusetts ("Chapter 110D"), as it may be amended from time to time, shall not apply to "control share acquisitions" of the Company within the meaning of Chapter 110D.